Exhibit 10.12

VONAGE HOLDINGS CORP.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

April 27, 2005

i

3.13	Payment of Taxes, Compliance with Laws, etc	27
3.14	Material Changes and Litigation	28
3.15	Qualified Small Business	28
3.16	Real Property Holding Corporation	28
3.17	Management Compensation	29
3.18	Enforcement of Bylaws	29
3.19	No Impairment	29
3.20	Environmental Covenant	29
3.21	Employment Covenant	29
3.22	Board and Officer Covenant	29
3.23	Amended and Restated Certificate of Incorporation	30
3.24	Termination of Covenants; Assignment of Covenants	30
ARTICLE 4

RIGHTS OF FIRST REFUSAL
4.1	Subsequent Offerings	30
4.2	Exercise of Rights	31
4.3	Issuance of New Securities to Other Persons	31
4.4	Termination and Waiver of Rights of First Refusal	31
4.5	Transfer of Rights of First Refusal	31
4.6	Excluded Securities	32
ARTICLE 5

MISCELLANEOUS
5.1	Amendment and Waiver	33
5.2	Waiver of Preemptive Rights	33
5.3	Governing Law	33
5.4	Jurisdiction; Venue	33
5.5	Waiver of Jury Trial	34
5.6	Equitable Remedies	34
5.7	Arbitration	34
5.8	Successors and Assigns	34
5.9	Entire Agreement	34
5.10	Severability	35
5.11	Delays or Omissions	35
5.12	Notices	35
5.13	Attorneys’ Fees	36
5.14	Titles and Subtitles	36
5.15	Limitation on Subsequent Rights	36
5.16	Additional Investors	37
5.17	Non-Business Days	37
5.18	Counterparts	37
5.19	Telecopy Execution and Delivery	37
5.20	Aggregation of Stock	37

ii

VONAGE HOLDINGS CORP.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2005, by and among Vonage Holdings Corp., a Delaware corporation (the “Company”), the holders of the Company’s Series A Convertible Preferred Stock set forth on Exhibit A attached hereto (the “Series A Holders”), the holders of the Company’s Series A-2 Convertible Preferred Stock set forth on Exhibit A attached hereto (the “Series A-2 Holders”), the holders of the Company’s Series B Convertible Preferred Stock set forth on Exhibit A attached hereto (the “Series B Holders”), the holders of the Company’s Series C Convertible Preferred Stock set forth on Exhibit A attached hereto (the “Series C Holders”), the holders of the Company’s Series D Convertible Preferred Stock set forth on Exhibit A attached hereto (the “Series D Holders”), and the holders of the Company’s Series E Convertible Preferred Stock set forth on Exhibit A attached hereto (the “Series E Holders” and together with the Series A Holders, the Series A-2 Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders, the “Investors”).

RECITALS

WHEREAS, the Series A Holders, the Series A-2 Holders, the Series B Holders, the Series C Holders and the Series D Holders (the “Existing Investors”) possess registration rights, information rights, rights of first offer and other rights pursuant to a Second Amended and Restated Investors’ Rights Agreement dated as of August 12, 2004 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company, the holders of at least a majority of the Registrable Securities then outstanding, the holders of at least a majority of the then-outstanding shares of Series B Preferred (including shares of Common Stock issued upon conversion of the Series B Preferred), the holders of at least sixty percent (60%) of the then-outstanding shares of Series C Preferred (including shares of Common Stock issued upon conversion of the Series C Preferred) and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Series D Preferred (including shares of Common Stock issued upon conversion of the Series D Preferred);

WHEREAS, the Existing Investors as holders of at least (i) a majority of the Registrable Securities then outstanding, (ii) a majority of the then-outstanding shares of Series B Preferred (including shares of Common Stock issued upon conversion of the Series B Preferred), (iii) sixty percent (60%) of the then-outstanding shares of Series C Preferred (including shares of Common Stock issued upon conversion of the Series C Preferred) and (iv) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Series D Preferred (including shares of Common Stock issued upon conversion of the Series D Preferred) desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company and the Series E Holders are parties to that certain Stock Purchase Agreement dated as of an even date herewith (the “Purchase Agreement”), whereby the Company will sell, and the Series E Holders will purchase, shares of the Company’s Series E Convertible Preferred Stock (the “Financing”); and

WHEREAS, the obligations of the Company and the Series E Holders under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Company and the Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1          Certain Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)           “3i” means 3i Technology Partners L.P.

(b)           “Bain Capital” means, collectively Bain Capital Venture Fund 2005, L.P., Sankaty Credit Opportunities, L.P., Sankaty Credit Opportunities II, L.P., Prospect Harbor Credit Partners, L.P., Brookside Capital Partners Fund, L.P., BCIP Associates III, LLC and BCIP Associates III-B, LLC.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Capital Stock” means shares of the Common Stock, Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and any other shares of the Common Stock or Preferred Stock issued or issuable upon exercise or conversion of any option, warrant or other security or right of any kind convertible into or exchangeable for such Common Stock or Preferred Stock.

(e)           “Common Stock” means the Common Stock of the Company, par value $0.001 per share.

(f)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h)           “Founder” shall mean Jeffrey Citron.

(i)            “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any transferee or assignee of record of such Registrable Securities to which the registration rights conferred by this Agreement have been transferred or assigned in accordance with Section 2.12 hereof.

(j)            “Initial Public Offering” means the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(k)           “Major Series E Holders” means, collectively, Bain Capital and RGIP, LLC.

(l)            “Meritech” means Meritech Capital Partners.

(m)          “New Securities” means any shares of, or securities convertible into or exercisable for any shares of, any class of the Company’s capital stock, issued after the date of this Agreement other than securities excluded pursuant to Section 4.6 hereof.

(n)           “NEA” means New Enterprise Associates 10, L.P. and New Enterprise Associates 11, L.P.

(o)           “NEA 10” means New Enterprise Associates 10, L.P.

(p)           “NEA 11” means New Enterprise Associates 11, L.P.

(q)           “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(r)            “Registrable Securities” means (a) shares of Common Stock issuable or issued upon conversion of the Shares and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.  Notwithstanding the foregoing, Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or Rule 144.

(s)           “Registrable Securities then outstanding” equals the number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(t)            “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the

Company, Blue Sky fees and expenses and the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and all underwriting discounts and commissions).  In addition, Registration Expenses shall include reasonable fees and disbursements of a single special legal counsel for the Holders selling Registrable Securities.

(u)           “Restated Certificate” means the Company’s Certificate of Incorporation, as amended and restated to date.

(v)           “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(w)          “Rule 144(k)” means Rule 144(k) as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(x)            “Rule 145” means Rule 145 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(y)           “SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(z)            “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa)         “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer rates applicable to the sale of Registrable Securities.

(bb)         “Senior Preferred Holders “ means the holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

(cc)         “Senior Preferred Registrable Securities” means, collectively, the Series B/C/D Registrable Securities and the Series E Registrable Securities.

(dd)         “Series A Preferred” means the Series A Convertible Preferred Stock of the Company, par value $0.001 per share.

(ee)         “Series A-2 Preferred” means the Series A-2 Convertible Preferred Stock of the Company, par value $0.001 per share.

(ff)           “Series B Director” means the member of the Board elected by the holders of a majority of the outstanding shares of Series B Preferred, voting as a separate class distinct from any other series or class of securities issued by the Company, to be designated by NEA 10.

(gg)         “Series B Preferred” means the Series B Convertible Preferred Stock of the Company, par value $0.001 per share.

(hh)         “Series B Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement dated November 14, 2003 by and among the Company and the investors listed therein.

(ii)           “Series B/C/D Registrable Securities” means (a) shares of Common Stock issuable or issued upon conversion of shares of Series B Preferred, Series C Preferred and Series D Preferred and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.  Notwithstanding the foregoing, Series B/C/D Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or Rule 144.

(jj)           “Series C Director” means the member of the Board elected by the holders of a majority of the outstanding shares of Series C Preferred, voting as a separate class distinct from any other series or class of securities issued by the Company, to be designated by 3i.

(kk)         “Series C Preferred” means the Series C Convertible Preferred Stock of the Company, par value $0.001 per share.

(ll)           “Series C Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement dated January 20, 2004 by and among the Company and the investors listed therein.

(mm)       “Series D Director” means the member of the Board elected by the holders of a majority of the outstanding shares of Series D Preferred, voting as a separate class distinct from any other series or class of securities issued by the Company, to be designated by NEA 11.

(nn)         “Series D Preferred” means the Series D Convertible Preferred Stock of the Company, par value $0.001 per share.

(oo)         “Series D Purchase Agreement” means that certain Series D Preferred Stock Purchase Agreement dated August 12, 2004 by and among the Company and the investors listed therein.

(pp)         “Series E Director” means the member of the Board elected by the holders of a majority of the outstanding shares of Series E Preferred, voting as a separate class distinct from any other series or class of securities issued by the Company, to be designated by Bain Capital.

(qq)         “Series E Preferred” means the Series E Convertible Preferred Stock of the Company, par value $0.001 per share.

(rr)           “Series E Registrable Securities” means (a) shares of Common Stock issuable or issued upon conversion of shares of Series E Preferred and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.  Notwithstanding the foregoing, Series E Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or Rule 144.

(ss)         “Series Preferred” means the Series A Preferred, the Series A-2 Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred of the Company.

(tt)           “Shares” means all shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred issued to the Investors.

(uu)         “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan of the Company, (ii) a registration statement of the Company relating to any corporate reorganization or other transaction under Rule 145, including any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) a registration statement related to the offer and sale of debt securities.

ARTICLE 2

RESTRICTIONS ON TRANSFER; REGISTRATION

2.1          Restrictions on Transfer.

(a)           Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)            there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)           (A) the transferee has agreed in writing to be bound by the terms of this Agreement (for purposes of clarification, this condition (A) shall apply only to transferees who acquired Shares or Registrable Securities prior to the Initial Public Offering and only with respect to such shares), (B) such Holder shall have notified the Company of the proposed disposition within a reasonable period of time prior to such proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that (i) an opinion of Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) shall be deemed satisfactory with respect to proposed transfers by NEA and any permitted transferee thereof, (ii) an opinion of Ropes & Gray LLP shall be deemed satisfactory with respect to proposed transfers by Bain Capital and any permitted transferee thereof, (iii) an opinion of Latham & Watkins LLP shall be deemed satisfactory with respect to proposed transfers by

Meritech and any permitted transferee thereof, and (iv) an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP shall be deemed satisfactory with respect to proposed transfers by 3i and any permitted transferee thereof), that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to and in accordance with Rule 144, except in unusual circumstances.

(b)           Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership or limited partnership transferring to its partners, former partners, limited partners or former limited partners in accordance with partnership or limited partnership interests, as may be applicable, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual Holder transferring to the Holder’s family members or trusts for the benefit of such Holder or such Holder’s family members, (E) an “Affiliate” of such Holder (as such term is defined under Rule 144), (F) one or more Affiliated partnerships, limited liability companies or funds managed by a Holder or any of their respective directors, officers, partners or members or (G) a transfer not involving any change in beneficial ownership; provided that in each such case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c)           Notwithstanding the foregoing, any other provision of this Agreement or any other provision of any other agreement among some or all of the parties hereto, 3i Technology Partners L.P., Mayflower L.P., 3i Pan European Technology 2004-06 L.P., 3i Global Technology 2004-06 L.P. and any 3i Permitted Transferee (as defined below) may, from time to time, transfer all or any portion of the shares it owns to 3i Group plc or any affiliate of 3i Group plc or any entity or vehicle including a partnership in which 3i Group plc and/or its affiliate has a majority economic interest and which is managed by 3i Group plc or any of its affiliates (each a “3i Permitted Transferee”); provided that in each such case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(d)           Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE ISSUER OF SUCH SECURITIES, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE ACT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF SUCH SECURITIES.

(e)           The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if (i) the Company has completed the Initial Public Offering, (ii) the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that an opinion of WSGR with respect to such requests by or on behalf of NEA shall be deemed acceptable) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend and (iii) the Holder shall have delivered such securities to the Company or its transfer agent.

(f)            Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate Blue Sky authority authorizing such removal.

2.2          Mandatory Registration.

(a)           The Company shall prepare and file with the SEC a registration statement on Form S-1 covering the resale, in the manner reasonably requested by the holders thereof, of all of the Senior Preferred Registrable Securities (the “Shelf Registration Statement”) (provided that before filing the Shelf Registration Statement or any amendments or supplements thereto, the Company shall furnish legal counsel for the Holders with copies of all such documents to be filed) and shall use all commercially reasonable efforts to cause the Shelf Registration Statement to become effective pursuant to Rule 415 under the Securities Act by the date on which any “market stand-off’ agreement entered into by the Holders at the request of the underwriters of the Initial Public Offering pursuant to Section 2.14(a) hereof expires (the “Required Effective Date”).  Once the Shelf Registration Statement is declared effective by the SEC, the Company will cause the Shelf Registration Statement to remain effective throughout, and immediately available for use at all times until, April 27, 2007.

(b)           Notwithstanding any of the foregoing to the contrary, the Company may suspend the use of the Shelf Registration Statement upon written notice to each Holder of Senior Preferred Registrable Securities at any time when the Company, in its reasonable judgment after consultation with legal counsel, determines that (A) (i) there is in existence material nonpublic information regarding a pending material transaction or transactions, (ii) the disclosure of such information with respect to such transaction or transactions in the prospectus included in the Shelf Registration Statement is required, and (iii) the disclosure of such information at such time would be adverse to the Company, or (B) the prospectus included in the Shelf Registration Statement includes an untrue statement of material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Permissible Blackout”).  Any such Permissible Blackout shall continue for the period of time that is reasonably necessary for disclosure to occur at a time that is not adverse to the Company or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel, provided, however, that no Permissible Blackout shall exceed a period of 5 consecutive trading days, and the Company may not suspend the use of the Shelf Registration Statement pursuant to this Section 2.2(b) for more than an aggregate of 20 trading days.

2.3           Demand Registration.

(a)           Subject to the conditions of this Section 2.3, if the Company shall receive a written request from the Holders holding not less than forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement with respect to all or part of the Registrable Securities under the Securities Act with an anticipated aggregate offering price of at least $5,000,000 (net of underwriting discounts and commissions), then the Company shall, within ten (10) calendar days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 2.3, use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered pursuant to, and in accordance with, this Agreement (an “Ordinary Demand Registration”).

Subject to the conditions of this Section 2.3, if the Company shall receive a written request from the Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of those Series B/C/D Registrable Securities then outstanding and held by Series B Holders, Series C Holders, and Series D Holders (calculated as a single class and on an as-converted to Common Stock basis) that the Company file a registration statement with respect to all or part of such Series B/C/D Registrable Securities held by the Series B Holders, the Series C Holders, and the Series D Holders under the Securities Act with an anticipated aggregate offering price of at least $5,000,000 (net of underwriting discounts and commissions), then the Company shall, within ten (10) calendar days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 2.3, use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered pursuant to, and in accordance with, this Agreement (a “Series B/C/D Preferred Demand Registration”).

Subject to the conditions of this Section 2.3, if the Company shall receive a written request from the Holders holding not less than thirty-three and one-third percent (33-1/3%) of those Series E Registrable Securities then outstanding and held by Series E Holders that the Company file a registration statement with respect to all or part of such Series E Registrable Securities held by the Series E Holders under the Securities Act with an anticipated aggregate offering price of at least $5,000,000 (net of underwriting discounts and commissions), then the Company shall, within ten (10) calendar days of the receipt thereof, (i) give written notice of such request to all Holders, and, subject to the limitations of this Section 2.3, (ii) as soon as practicable, and in any event within 45 days of receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, and (iii) use its best efforts to cause such registration statement to be declared effective by the SEC, as expeditiously as reasonably possible (a “Series E Preferred Demand Registration”).

(b)           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company (A) stating that in the Board’s good faith judgment it would be seriously detrimental to the Company and its stockholders for such a registration statement to be filed in the near future, and (B) setting forth in reasonable detail the general reasons for such judgment, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holders specified in Section 23(a); provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(c)           The Company shall not be required to effect or take any action to effect a registration pursuant to this Section 2.3:

(i)            prior to the earlier of April 1, 2007 and 120 days after the Company’s Initial Public Offering;

(ii)           with respect to Ordinary Demand Registrations, after the Company has effected three Ordinary Demand Registrations pursuant to this Section 2.3, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier);

(iii)          with respect to Series B/C/D Preferred Demand Registrations, after the Company has effected three Series B/C/D Demand Registrations pursuant to this Section 2.3, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier);

(iv)          with respect to Series E Preferred Demand Registrations, after the Company has effected three Series E Preferred Demand Registrations pursuant to this Section 2.3, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier);

(v)           if the Company, within thirty (30) days of its receipt of the request from the Holders provided for in Section 2.3 (a), provides written notice to all such Holders of its intent to file a registration statement for its Initial Public Offering within ninety (90) days (provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective);

(vi)          if the Holders making the request for Ordinary Demand Registration or Series B/C/D Preferred Demand Registration provided for in Section 2.3(a) propose to dispose of Registrable Securities that could be disposed of in a single ordinary brokerage transaction under the quantity limitation of Rule 144 without a material adverse effect on the selling price in such transaction (that would not also be present were the Registrable Securities in question to be disposed of pursuant to an effective registration statement under the Securities Act);

(vii)         if the Registrable Securities to be included in the registration statement pursuant to the request for Series E Preferred Demand Registration provided for in Section 2.3(a) could be sold without restriction under Rule 144(k); or

(viii)        if the Holders making the request for Ordinary Demand Registration, Series B/C/D Preferred Demand Registration or Series E Preferred Demand Registration provided for in Section 2.3(a) propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.5 below.

2.4          Piggyback Registrations.

(a)           The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) calendar days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to follow-on offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder a reasonable opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder; provided that, with respect to the filing of a registration statement under the Securities Act for purposes of the Company's Initial Public Offering, such notice shall be given not later than three (3) business days following the filing of such registration statement.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within fifteen (15) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of such Holder’s Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, in each case subject to the terms and conditions set forth herein.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4, but excluding registration statements filed pursuant to Sections 2.2, 2.3 and 2.5, prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 below.

2.5          Form S-3 Registration.  In case the Company shall receive from either (x) the Holders holding not less than forty percent (40%) of the Registrable Securities then outstanding, (y) the Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of those Series B/C/D Registrable Securities then outstanding, or (z) the Holders holding not less than ten percent (10%) of those Series E Registrable Securities then outstanding, a written request that the Company effect a registration on Form S-3 (or any applicable successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

(a)           within ten (10) calendar days after receipt of such notice, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           as soon as reasonably practicable, effect such registration (which if requested by Holders holding Series B/C/D Registrable Securities shall be referred to as a “Series B/C/D Preferred S-3 Registration,” if requested by Holders holding Series E Preferred Registrable Securities shall be referred to as a “Series E Preferred S-3 Registration” and if requested by Holders holding Registrable Securities that are not Series B/C/D Preferred Registrable Securities or Series E Preferred Registrable Securities (“Junior Preferred Registrable Securities”) shall be referred to as an “Ordinary S-3 Registration”) and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5, (i) if Form S-3 is not available to the Company for such offering, (ii) if the aggregate proceeds from the sale of Registrable Securities proposed to be sold pursuant to a Form S-3 registration statement will not exceed $1,000,000, (iii) if, with respect to the Series B/C/D Preferred S-3 Registrations, the Company has effected two Series B/C/D Preferred S-3 Registrations pursuant to this Section 2.5 in the preceding 12 months, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier), (iv) if, with respect to the Series E Preferred S-3 Registrations, the Company has effected two Series E Preferred S-3 Registrations pursuant to this Section 2.5 in the preceding 12 months, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier), (v) if, with respect to the Ordinary S-3 Registrations, the Company has effected two Ordinary S-3 Registrations pursuant to this Section 2.5 in the preceding 12 months, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been continuously effective for one hundred eighty (180) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier), (vi) if the Holders requesting a Series B/C/D Preferred S-3 Registration or Ordinary S-3 Registration propose to dispose of Registrable Securities that could be disposed of in a single ordinary brokerage transaction under the quantity limitation of Rule 144 without a material adverse effect on the selling price in such transaction (that would not also be present were the Registrable Securities in question to be disposed of pursuant to an effective registration statement under the Securities Act), or (vii) if the Registrable Securities to be included in the registration statement pursuant to the request for Series E Preferred S-3 Registration could be sold without restriction under Rule 144(k).

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.5 shall not be counted as demands for registration effected pursuant to Section 2.3.

2.6          Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration effected pursuant to Section 2.2, 2.3, Section 2.4 or Section 2.5 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations under Section 2.3, Section 2.4 or Section 2.5 shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.3, the request of which has been subsequently withdrawn by the Holders initiating such registration unless (a) the withdrawal is based upon material adverse information concerning the Company of which such Holders were not aware at the time of such request, (b) sixty-six and two-thirds percent (66-2/3%) of the Holders of Series B/C/D Registrable Securities, sixty-six and two-thirds percent (66-2/3%) of the Holders of Series E Registrable Securities, or a majority of Junior Preferred Registrable Securities, as applicable, agree to forfeit their right to one Series B/C/D Preferred Demand Registration, Series E Preferred Demand Registration or Ordinary Demand Registration, as applicable, pursuant to Section 2 (in which event such right shall be forfeited by all Holders of Senior Preferred Registrable Securities or Junior Preferred Registrable Securities, as applicable); provided sixty-six and two-thirds percent (66-2/3%) of the holders of the Series B/C/D Registrable Securities, sixty-six and two-thirds percent (66-2/3%) of the holders of the Series E Registrable Securities, and a majority of the holders of Junior Preferred Registrable Securities shall each be entitled to one withdrawal of a demand, after which withdrawal, such Holders may be required to forfeit a demand right as a condition of being excused from the obligation to pay the registration expenses associated with a subsequent withdrawal.  If such Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) initiating such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such Holders shall not forfeit their rights pursuant to Section 2.3 to a demand registration.

2.7          Underwriting.  If any Holders initiating a registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting pursuant to Section 2.3 or Section 2.5, they shall so advise the Company as a part of their request made pursuant to Section 2.3 or Section 2.5 and the Company shall include such information in the written notice referred to in Section 2.3(a) or Section 2.5(a) above, as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders (which underwriter or underwriters shall be selected by a majority of the Initiating Holders and shall be reasonably acceptable to the Company (and with respect to the Company’s Initial Public Offering, the

Holders holding not less than sixty-six and two-thirds percent (66-2/3%) of those Senior Preferred Registrable Securities then outstanding).  Notwithstanding any other provision of Section 2.3 or of Section 2.5, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) and the managing underwriter so advises the Company in writing (an “Underwriter Cutback”), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated in the following order of priority:  first, to the Major Series E Holders, but only until the Major Series E Holders have received an aggregate amount equal to $75,000,000 (in one or more underwritten offerings) in respect of their Registrable Securities included in underwritten offerings, taking into account allocations to the Major Series E Holders from any prior underwritten offerings; second, to Holders of Senior Preferred Registrable Securities, but excluding the Major Series E Holders, on a pro rata basis based on the total number of then outstanding shares of Senior Preferred Registrable Securities held by such Holders requesting inclusion in such offering (on an as-converted to Common Stock basis), but only until such Holders have received an aggregate amount equal to $125,000,000 (in one or more underwritten offerings) in respect of their Senior Preferred Registrable Securities included in underwritten offerings, taking into account allocations to such Holders from any prior underwritten offerings; third, to Holders of Senior Preferred Registrable Securities allocated among such Holders on a pro rata basis based on (i) the dollar amount of the original purchase prices paid to the Company by the original purchaser for the Senior Preferred Registrable Securities held by each Holder requesting inclusion in such offering compared to (ii) the aggregate dollar amount of the original purchase prices paid to the Company by the original purchasers for all the Senior Preferred Registrable Securities held by all such Holders requesting inclusion in such offering; fourth, to the Holders of Series A Preferred and Series A-2 Preferred on a pro rata basis based on the total number of then outstanding shares of Series A Preferred or Series A-2 Preferred of the Company held by such Holders (on an as-converted to Common Stock basis); fifth, to the Company; and sixth, to any stockholder of the Company (other than a Holder) on a pro rata basis based on the total number of then outstanding shares of capital stock of the Company held by such stockholder; provided, however, that no such reduction in an offering subject to the provisions of Section 2.4 above shall reduce the number of shares of Senior Preferred Registrable Securities held by Holders who have requested inclusion of Registrable Securities to below twenty percent (20%) of the total amount of shares included in such offering.  Notwithstanding the foregoing, in no event will shares of any party other than a Holder be included in such a registration without the written consent of the Holders holding not less than (i) a majority of the Registrable Securities then outstanding, (ii) sixty-six and two-thirds percent (66-2/3%) of those Series B/C/D Registrable Securities then outstanding, and (iii) sixty-six and two-thirds percent (66-2/3%) of those Series E Registrable Securities then outstanding, if such inclusion would reduce the number of shares that may be included by Holders.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the managing underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, limited partnership or corporation, the partners, limited partners, retired partners, retired limited partners and stockholders of such Holder, or the estates and family members of any such partners, limited partners, retired partners, retired limited partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be collectively a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights (or upon the original purchase price of such shares, as the case may be) owned by all entities and individuals included in such “Holder,” as defined in this sentence.

If the registration statement under which the Company gives notice under Section 2.4 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into (directly or through a proxy, custodian or representative) an underwriting agreement in customary form with the underwriter or underwriters reasonably selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Holders holding not less than a majority of the Registrable Securities, sixty-six and two-thirds percent (66-2/3%) of the Series B/C/D Registrable Securities and sixty-six and two-thirds percent (66-2/3%) of the Series E Registrable Securities to the extent such Holders are participating in such underwritten offering).  Notwithstanding any other provision contained in this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), the number of shares that may be included in the underwriting shall be allocated in the same order of priority as provided in this Section 2.5 above, unless the registration is for the Initial Public Offering, in which case the Registrable Securities held by the Holders may be completely excluded if such exclusion is considered necessary in the good faith judgment of the Board.  In no event will shares of any selling stockholder other than a Holder be included in such registration without the written consent of (i) a majority of the Registrable Securities then outstanding, (ii) sixty-six and two-thirds percent (66-2/3%) of those Series B/C/D Registrable Securities then outstanding, and (iii) sixty-six and two-thirds percent (66-2/3%) of those Series E Registrable Securities then outstanding, if such inclusion would reduce the number of shares that may be included by Holders.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, limited partnership or corporation, the partners, limited partners, retired partners, retired limited partners and stockholders of such Holder, or the estates and family members of any such partners, limited partners, retired partners, retired limited partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be collectively a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

2.8          Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           In the case of registrations required under Section 2.3 and 2.5, use its best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish legal counsel for the Holders with copies of all such documents to be filed) and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for one hundred eighty (180) calendar days or until the Holder or Holders have completed the distribution related thereto;

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           Use its reasonable efforts to register and qualify the securities covered by such registration statement under Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 2.8(a) above, and to do any and all other acts and things that may be necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 2.8(d), (ii) subject itself to taxation in any such jurisdiction or (iii) file any general consent to service of process in any such jurisdiction));

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, and enter into such other customary agreements and take all such actions (including, without limitation, effecting a stock split or combination of shares) as such underwriter reasonably requests in order to expedite or facilitate the disposition of such shares;

(f)            Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed (or, if not then listed, on such exchange(s) as requested by a majority of the participating Holders or, in the case of registrations pursuant to Section 2.3 above, the Initiating Holders);

(g)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the

Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)           Use commercially reasonable efforts to furnish, on or about the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, copies of (i) the opinion, if any, of the lead legal counsel representing the Company for the purposes of such registration issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters and (ii) the letter (including any “bring-downs” related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters;

(i)            Provide for a transfer agent and registrar and CUSIP number for all such shares not later than the effective date of such registration statement;

(j)            Make available for inspection by any Holder, by any underwriter participating in any distribution pursuant to such registration statement and by any attorney, accountant or other agent retained by any Holder or by any such underwriter all financing and other records, pertinent corporate documents and properties (other than confidential intellectual property and trade secrets of the Company) of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)           Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy in all respects the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l)            Permit any Holder of Registrable Securities, which Holder, in its sole reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(m)          In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts to promptly obtain the withdrawal of such order; and

(n)           Use its commercially reasonable efforts to, within the time periods required by applicable law, file all documents and reports required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and to take any and all other actions to ensure the availability of the use of Form S-3 to the Company and the Holders.

2.9          Termination of Registration Rights.  A Holder’s registration rights shall expire on the date that all Registrable Securities held by and issuable to such Holder may be sold pursuant to Rule 144(k) under the Securities Act, provided that the Company has completed its Initial Public Offering and is subject to the reporting requirements of the Exchange Act.

2.10        Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.3, 2.4 or 2.5 above that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.11        Indemnification.

(a)           The Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document, including any related registration statement, notification or the like, incident to any such registration, qualification or compliance, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.  It is agreed that the indemnity agreement contained in this Section 2.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)           Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and each of its officers and directors, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact by such Holder contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission or alleged omission to state therein by such Holder a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder under an instrument duly executed by such Holder and stated to be in furnished by such Holder specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.11(b) exceed the net proceeds from the offering received by such Holder.

(c)           Each party entitled to indemnification under this Section 2.11 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that legal counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss,

liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations provided, however, that such contribution by such Indemnified Party shall not in any event exceed an amount equal to the net proceeds to such Indemnified Party (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Indemnified Party pursuant to the registration, qualification or compliance effected pursuant to this Section 2.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and to parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omissions.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering of the Company’s securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, except with respect to the limitation on the indemnity set forth in the last sentence of Section 2.11(b).

2.12        Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be transferred or assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a general partner, limited partner or retired partner of a Holder that is a partnership or limited partnership; (b) is a subsidiary or parent corporation (or any officer, director or principal stockholder thereof) that owns all of the capital stock of the Holder; (c) is a member or former member of any Holder that is a limited liability company; (d) is a family member or a trust for the benefit of the Holder or such family member; (e) is an Affiliate of the Holder; (f) is an Affiliated partnership, limited liability company or fund managed by a Holder or any of their respective directors, officers, partners or members; or (g) acquires not less than 1,000,000 shares of Registrable Securities (as adjusted for stock dividends, combinations, splits, recapitalizations and the like); provided, however, that (i) the transferor shall, promptly after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.  Notwithstanding the foregoing, any other provision of this Agreement or any other provision of any other agreement among some or all of the parties hereto, 3i Technology Partners L.P., Mayflower L.P., 3i Pan European Technology 2004-06 L.P., 3i Global Technology 2004-06 L.P. and any 3i Permitted Transferee may, from time to time, transfer all or any portion of the shares it owns to any 3i Permitted Transferee; provided that in each such case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

2.13        Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (i) the holders of at least a majority of the Registrable Securities then outstanding (voting together as a single class), (ii) the holders of at least a majority of the Series B Preferred then outstanding (including shares of Common Stock issued upon conversion of the Series B Preferred), (iii) holders of at least sixty percent (60%) of the Series C Preferred then outstanding (including shares of Common Stock issued upon conversion of the Series C Preferred), (iv) holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series D Preferred then outstanding (including shares of Common Stock issued upon conversion of the Series D Preferred) and (v) holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series E Preferred then outstanding (including shares of Common Stock issued upon conversion of the Series E Preferred).  Any amendment or waiver effected in accordance with this Section 2.13 shall be binding upon each Holder and the Company.

2.14        “Market Stand-Off” Agreement.

(a)           In connection with the Initial Public Offering, each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise transfer or dispose of any Common Stock (or any other securities of the Company) held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of the Common Stock (or any other securities) of the Company not to exceed one hundred eighty (180) calendar days following the effective date of a registration statement of the Company filed under the Securities Act in connection with such offering; provided, however, that all current and future officers and directors of the Company and all current and future holders of at least one percent (1%) of the Company’s outstanding voting securities enter into similar agreements.

(b)           In connection with any follow-on offering of the Company’s securities, each Series A Holder and Series A-2 Holder hereby agrees that such Series A Holder and Series A-2 Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise transfer or dispose of any Common Stock (or any other securities of the Company) held by such Series A Holder and Series A-2 Holder (other than those included in the registration) for a period specified by the representative of the underwriters of the Common Stock (or any other securities) of the Company not to exceed ninety (90) calendar days following the effective date of a registration statement of the Company filed under the Securities Act in connection with such offering; provided, however, that all current and future officers and directors of the Company and all current and future holders of at least five percent (5%) of the Company’s voting securities enter into similar agreements.

(c)           Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under this Section 2.14 or that are necessary to give further effect thereto.  The obligations described in this Section 2.14 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock

(or any other securities) subject to the foregoing restriction until the end of the relevant market stand-off day period.

2.15        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration after such time as a public market exists for the Common Stock, the Company agrees to use its commercially reasonable efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act and the Exchange Act;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities required to bear the restrictive legends set forth in Section 2.1 above, furnish to such Holder forthwith upon request:  (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

ARTICLE 3

COVENANTS OF THE COMPANY

3.1          Basic Financial Information and Reporting.

(a)           The Company will maintain true books and records of account in which full and correct entries will be made of all their business transactions pursuant to a system of accounting established and administered in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”), and will set aside on their books all such proper accruals and reserves as shall be required under GAAP.

(b)           The Company will maintain a system of internal accounting controls similar to those maintained by corporations of established reputation in the same or similar business.

(c)           As soon as reasonably practicable after the end of each fiscal year, and in any event within ninety (90) calendar days after the end of each such fiscal year, the Company will furnish to each Holder of at least 2,000,000 shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) (a “Significant Holder”) a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants approved by the audit committee of the Board of Directors (which shall be comprised solely of non-employee directors).

(d)           As soon as reasonably practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) calendar days after the end of each such quarter, the Company will furnish to each Significant Holder a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, all certified by the Company’s Chief Financial Officer (or, if there is no such officer, the senior employee(s) responsible for the accounting and financial statements of the Company), prepared in accordance with GAAP (with the exception that no notes need be attached to such statements, and year-end audit adjustments may not have been made) and setting forth in each case in comparative form the figures from the corresponding quarter and year-to-date periods of the previous fiscal year and from the Budget and Operating Plan (defined below).

(e)           As soon as reasonably practicable after each calendar month, and in any event within thirty (30) calendar days after each such calendar month, the Company will furnish to each Significant Holder a consolidated balance sheet of the Company as of the end of each such monthly period, and a consolidated statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, all certified by the Company’s Chief Financial Officer (or, if there is no such officer, the senior employee(s) responsible for the accounting and financial statements of the Company), prepared in accordance with GAAP (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made) and setting forth in each case in comparative form the figures from the previous month and from the Budget and Operating Plan.

(f)            The Company will furnish to each Significant Holder at least thirty (30) calendar days prior to the beginning of each fiscal year a consolidated annual budget and operating plan for such fiscal year (and as soon as available, any subsequent written revisions thereto) which shall be approved by the Board (the “Budget and Operating Plan”), and a statement of income and a statement of cash flows of the Company for the current fiscal year to date, including a comparison to the Budget and Operating Plan figures for such current fiscal period, all certified by the Company’s Chief Financial Officer (or, if there is no such officer, the senior employee(s) responsible for the accounting and financial statements of the Company) and prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(g)           In addition to the information required to be reported pursuant to Section 3.14 below, the Company shall provide notice of a Reportable Event (as hereinafter defined) as soon as possible and in any event no later than five (5) days following the occurrence of said event to each Significant Holder.  The following events shall be “Reportable Events”:

(i)            so long as such Significant Holder has a right to designate a member or observer of the Board, the receipt by the Company of an offer to buy a controlling interest in the capital stock of the Company or a significant amount of its assets;

(ii)           receipt by the Company of notice of the resignation or, subject to applicable laws, serious illness of the Chief Executive Officer, the President, the Chief Financial Officer or the Chief Operating Officer of the Company;

(iii)          the receipt by the Company of a notice that the Company is in default under any loan agreement to which the Company is a party; and

(iv)          the existence of any known material default by the Company under this Agreement or any other Transaction Document (as defined in the Purchase Agreement).

(h)           The Company shall provide promptly any other information regarding the Company’s business to any Significant Holder that reasonably requests such information.

3.2          Inspection Rights.  Each Significant Holder shall have the right, upon reasonable advance notice, to visit and inspect any of the properties of the Company, and to discuss the affairs, finances and accounts of the Company with its officers, and to review and examine the books and records of the Company and such other information as is reasonably requested, all during normal business hours.  The Company shall make its officers reasonably available to each Significant Holder during all such visits and inspections.  Each Significant Holder agrees to keep confidential and not misuse, and to use the same degree of care as such Significant Holder uses to protect its own confidential information, any Company information that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain) that is obtained by such Significant Holder, except that such Significant Holder may disclose such proprietary or confidential information (i) to any partner, subsidiary, parent or such other agent of such Significant Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary, parent or agent is advised of and bound to the confidentiality provisions of this Section 3.2; (ii) at such time as it enters the public domain through no fault of such Significant Holder; (iii) that is communicated to such Significant Holder free of any obligation of confidentiality; or (iv) that is developed by such Significant Holder or its agents independently of and without reference to any confidential information communicated by the Company.

3.3          Board Observation Right.

(a)           So long as Bain Capital owns any capital stock of the Company, the Company shall invite one designated representative of Bain Capital to attend and participate in all meetings of the Board (including any meetings of committees of the Board) in a nonvoting advisory capacity (the “Bain Capital Board Observer”).  The Company shall give such designated representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time as such materials are provided to the directors.

(b)           So long as NEA owns any capital stock of the Company, the Company shall invite two designated representatives of NEA to attend and participate in all meetings of the Board (including any meetings of committees of the Board) in a nonvoting advisory capacity (the “NEA Board Observers”), one of whom shall initially be Mike O’Dell.  The Company shall give such designated representatives copies of all notices, minutes, consents and other materials that it provides to its directors at the same time as such materials are provided to the directors.

(c)           So long as 3i owns any capital stock of the Company, the Company shall invite one designated representative of 3i to attend and participate in all meetings of the Board (including any meetings of committees of the Board) in a nonvoting advisory capacity (the “3i Board Observer”).  The Company shall give such designated representatives copies of all notices, minutes, consents and other materials that it provides to its directors at the same time as such materials are provided to the directors.

(d)           So long as Meritech owns any capital stock of the Company, the Company shall invite one designated representative of Meritech to attend and participate in all meetings of the Board (including any meetings of committees of the Board) in a nonvoting advisory capacity (the “Meritech Board Observer”).  The Company shall give such designated representatives copies of all notices, minutes, consents and other materials that it provides to its directors at the same time as such materials are provided to the directors.

3.4          Directors’ Expenses.  The Company shall reimburse NEA, 3i, Meritech and Bain Capital for all reasonable expenses incurred by the Series B Director, the NEA Board Observers, the Series C Director, the 3i Board Observer, the Meritech Board Observer, the Series D Director, the Series E Director and the Bain Capital Board Observer in connection with attendance at Board meetings (including any meetings of committees of the Board) and any other meetings or events attended on behalf of the Company at the request of the Company’s Chief Executive Officer or President.  The Company shall not, however, pay any compensation to any of its directors for their services as directors, except that the Company may elect to compensate any independent director; provided, however, that any compensation to such independent directors shall be approved by the compensation committee of the Board of Directors (which shall be comprised solely of non-employee directors).

3.5          Board of Directors Meetings; Board Composition.

(a)           The Company shall hold at least six (6) Board meetings during every calendar year, unless otherwise approved by a majority of the Board.  All committees of the Board shall be appointed by a vote of at least five members of the Board, and the Series B Director, the Series C Director, the Series D Director and the Series E Director shall each be given the option to serve on any committee of the Board, including without limitation the compensation and audit committees (each of which shall be comprised solely of non-employee directors).

3.6          Insurance.

(a)           The Company shall maintain directors’ and officers’ insurance through a carrier approved by, and on policy terms reasonably acceptable to the Board (including the affirmative approval of at least five directors) in an amount not less than $10,000,000.

(b)           In addition to the foregoing, the Company shall maintain, for as long as any shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall remain outstanding, directors’ and officers’ liability insurance to cover any claims against directors or officers that the Company may incur in the amount of not less than $10,000,000 through a carrier and on terms reasonably acceptable to NEA, 3i, Meritech and Bain Capital and where the Company is the named beneficiary under such policy.

(c)           In addition to the foregoing, the Company shall maintain key person life insurance covering the life of Jeffrey Citron in the amount of $2,000,000 payable to the Company.

(d)           In addition to the foregoing, the Company shall maintain, or shall cause to be maintained, property, casualty and liability policies on such terms that are customary for a company of the same size and in the same industry as the Company.

3.7          Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series Preferred, all Common Stock issuable from time to time upon such conversion.

3.8          Option Grants; Stock Vesting; Stock Repurchase; Exercise Price.

(a)           The Stock Plan (as defined in the Purchase Agreement) may be amended only with the approval of the Board, subject to the approval requirements of the holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred contained in the Restated Certificate.

(b)           Unless otherwise approved by the Board (upon the recommendation of the compensation committee of the Board), all stock options and other stock equivalents granted or issued on or after the date of this Agreement to (i) employees (below the vice president level), consultants, advisors and other service providers shall be subject to vesting as follows:  twenty-five percent (25%) of such stock shall vest at the end of each of the first four anniversaries following the date of grant; provided that the optionee continues to provide services throughout the end of each such vesting period, and (ii) employees (at or above the vice president level) and directors shall be subject to vesting as follows:  one forty-eighth (1/48th) of such stock shall vest each month until the four (4) year anniversary of the date of grant; provided that the optionee continues to provide services throughout the end of each such vesting period.

(c)           With respect to any shares of stock purchased by any employees, directors, consultants, advisors and other service providers on or after the date of this Agreement, the Company’s repurchase option shall provide, unless otherwise approved by the Board (upon the recommendation of the compensation committee of the Board), that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permitted by applicable securities laws) shall have the option to purchase at the lower of cost and fair market value any unvested shares of stock owned by such person.

3.9          Acceleration of Vesting.  Unless otherwise approved by the Board (upon the recommendation of the compensation committee of the Board), on or after the date of this Agreement, the Company shall not grant any stock option or stock equivalent containing acceleration of vesting provisions.

3.10        Non-Competition Agreement and Confidential Information and Invention Assignment Agreement.

(a)           The Company shall require all current and future members of its senior management team to execute and deliver a Non-Competition Agreement substantially in the form attached as Exhibit E to the Purchase Agreement.

(b)           The Company shall require all future officers, employees and consultants to execute and deliver a Confidential Information and Invention Assignment Agreement substantially in the form attached as Exhibit E to the Purchase Agreement; provided, however, that such form may be amended with the approval of a majority of the Board.

3.11        Assignment of Right of First Refusal.  In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, bylaws, by contract or otherwise, the Company shall, to the extent it may do so under the relevant charter or bylaw provision or contract, assign such right of first refusal or right of first offer to each Investor on a pro rata basis.  In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred.  Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of shares owned by all Investors at the time of such proposed transfer.  To the extent of any conflict between this Section 3.11 and the Third Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement by and among the Company and the stockholders of the Company listed on the exhibits thereto dated on or about the date of this Agreement (the “ROFR Agreement”), the ROFR Agreement shall prevail.

3.12        Market Stand-Off Agreement.  The Company shall cause (i) all entities and individuals that become stockholders of the Company after the Closing (as such term is defined in the Purchase Agreement), (ii) all employees, executives, consultants, advisors and other service providers to the Company who receive stock options of the Company, and (iii) all persons and entities who receive warrants for the Company’s capital stock to be bound by market stand-off restrictions substantially similar to the market stand-off agreement contained in Section 2.14 above.

3.13        Payment of Taxes, Compliance with Laws, etc.  The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become overdue, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books.  All transfer, excise or other taxes payable to any jurisdiction (in the United States and outside of the United States) and/or by reason of the sale or issuance of Series B Preferred Stock pursuant to the Series B Preferred

Purchase Agreement (except for such taxes payable by reason of any subsequent transfer of the Series B Preferred Stock) shall be paid or provided for by the Company.  All transfer, excise or other taxes payable to any jurisdiction (in the United States and outside of the United States) and/or by reason of the sale or issuance of Series C Preferred Stock pursuant to the Series C Purchase Agreement (except for such taxes payable by reason of any subsequent transfer of the Series C Preferred Stock) shall be paid or provided for by the Company.  All transfer, excise or other taxes payable to any jurisdiction (in the United States and outside of the United States) and/or by reason of the sale or issuance of Series D Preferred Stock pursuant to the Purchase Agreement (except for such taxes payable by reason of any subsequent transfer of the Series D Preferred Stock) shall be paid or provided for by the Company.  All transfer, excise or other taxes payable to any jurisdiction (in the United States and outside of the United States) and/or by reason of the sale or issuance of Series E Preferred Stock pursuant to the Purchase Agreement (except for such taxes payable by reason of any subsequent transfer of the Series E Preferred Stock) shall be paid or provided for by the Company.  All United States federal and state, and all other jurisdictions, income tax returns of the Company for any period shall be prepared and signed by an independent accounting firm acceptable to either (i) two-thirds of the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders (whose consent shall not be unreasonably withheld) (voting together as a single class and on an as-converted to Common Stock basis) or (ii) the audit committee of the Board of Directors (which shall be comprised solely of non-employee directors).  The preparation of such returns shall be at the Company’s expense.  The Company will use all commercially reasonable efforts to comply with all applicable laws and regulations in the conduct of its business including, without limitation, all environmental laws.

3.14        Material Changes and Litigation.  The Company will promptly notify each Series B Holder, Series C Holder, Series D Holder and Series E Holder of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company or any subsidiary and of any litigation or governmental or regulatory proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or against any officer, director, any person in charge of a principal business function or any other individual designated by the Board as a key employee or principal stockholder of the Company or any subsidiary, materially adversely affecting or which, if adversely determined, could materially adversely affect its present or proposed business, properties, assets or condition.

3.15        Qualified Small Business.  The Company will use reasonable efforts to comply with the reporting and record-keeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as “Qualified Small Business Stock,” so long as the Board determines that it is in the best interests of and not unduly burdensome to the Company to comply with the provisions of Section 1202 of the Code.

3.16        Real Property Holding Corporation.  The Company shall provide prompt notice to NEA following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by NEA, the Company shall provide NEA with a written statement informing NEA whether NEA’s interest in the Company constitutes a United

States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to NEA shall be delivered to NEA within 10 days of NEA’s written request therefor.  The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

3.17        Management Compensation.  The Company shall not pay to its management team compensation in excess of the compensation customarily paid to management-level employees of companies of similar sizes, of similar maturities, and in similar businesses of that of the Company without the consent of the Compensation Committee (which shall be composed solely of non-employee directors).

3.18        Enforcement of Bylaws.  For so long as the outstanding shares of Series B Preferred (including shares of Common Stock issued or issuable upon conversion of the Series B Preferred), Series C Preferred (including shares of Common Stock issued or issuable upon conversion of the Series C Preferred), Series D Preferred (including shares of Common Stock issued or issuable upon conversion of the Series D Preferred) or Series E Preferred (including shares of Common Stock issued or issuable upon conversion of the Series E Preferred) represent at least one percent (1%) of the outstanding voting power of the capital stock of the Company (calculated on an as-converted to Common Stock basis), the Company and the Investors shall promptly take all corporate and other actions necessary to enforce Section 3.17 of the Company’s by-laws (relating to Board approval rights).

3.19        No Impairment.  The Company shall not take, or fail to take, any action, or avoid or seek to avoid the observance or performance of any of the terms of this Agreement to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Investors hereunder.

3.20        Environmental Covenant.  The Company shall continue to comply in all material respects with any applicable statute, law or regulation relating to the environment or occupational health and safety and shall notify the Investors promptly if the Company (or any of its subsidiaries) shall be in violation of any such applicable statutes, laws or regulations.

3.21        Employment Covenant.  The Company shall continue to comply with any applicable statute, law or regulation relating to equal employment opportunity and other laws related to employment, including but not limited to, the health and safety of such employees and any labor rights of such employees.

3.22        Board and Officer Covenant.  The Company shall deliver to each of its officers and directors on the date hereof, and to each officer and director appointed or elected after the date hereof, a notice, in the form attached hereto as Exhibit B regarding Article XI of the Restated Certificate in effect on the date hereof, or in the case of any such officer or director appointed or elected after the date hereof, at the time of such appointment or election.

3.23        Amended and Restated Certificate of Incorporation.  The Company shall file an amendment to the Company’s Amended and Restated Certificate of Incorporation within 60 days of the Closing Date (as such term is defined in the Purchase Agreement) to reduce the number of authorized shares of Series E Preferred (and reduce the corresponding number of shares of Common Stock) to that number of shares of Series E Preferred that are then issued and outstanding and all Investors agree to provide all necessary consents to enable the Company to effect such actions.

3.24        Termination of Covenants; Assignment of Covenants.  Unless terminated earlier pursuant to the terms and provisions hereof, the covenants of the Company contained in this Section 3 shall terminate and be of no further force and effect upon the consummation of an Initial Public Offering in which all of the Series Preferred converts to Common Stock.  The rights of the Investors contained in this Section 3 may be transferred or assigned by an Investor to a transferee or assignee of the Shares that (a) is a general partner, limited partner or retired partner of such Investor that is a partnership; (b) is a member or former member of any Investor that is a limited liability company; (c) is a family member or a trust for the benefit of the Investor or such family member, (d) is a subsidiary or parent corporation (or any officer, director or principal stockholder thereof) that owns all of the capital stock of the Investor; (e) is an Affiliate of the Investor; (f) is an Affiliated partnership, limited liability company or fund managed by an Investor or any of their respective directors, officers, partners or members; or (g) acquires not less than 1,000,000 Registrable Securities (as adjusted for stock dividends, combinations, splits, recapitalizations and the like); provided, however, that (i) the transferor shall, within a reasonable time after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such rights and obligations are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement.  Notwithstanding the foregoing, any other provision of this Agreement or any other provision of any other agreement among some or all of the parties hereto, 3i Technology Partners L.P., Mayflower L.P., 3i Pan European Technology 2004-06 L.P., 3i Global Technology 2004-06 L.P. and any 3i Permitted Transferee may, from time to time, transfer all or any portion of the shares it owns to any 3i Permitted Transferee; provided, that in each such case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

ARTICLE 4

RIGHTS OF FIRST REFUSAL

4.1          Subsequent Offerings.  Each Series B Holder, Series C Holder, Series D Holder and Series E Holder (each, a “Section 4 Holder” and collectively, the “Section 4 Holders”) shall have a right of first refusal to purchase its pro rata share of all New Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement.  Each Section 4 Holder’s pro rata share is equal to the ratio of (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) of which such Section 4 Holder is deemed to be a holder immediately prior to the issuance of such New Securities to (b) the total number of shares of the outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares, and excluding any shares of Common Stock issuable upon exercise or conversion of any options, warrants or other rights to purchase shares of Common Stock) immediately prior to the issuance of the New Securities.

4.2          Exercise of Rights.  If the Company proposes to issue any New Securities, it shall give each Section 4 Holder written notice of its intention, describing the New Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Section 4 Holder shall have twenty (20) days from the receipt of such notice to agree to purchase its pro rata share of the New Securities for the price and upon terms and conditions at least as favorable to the Company as those specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Section 4 Holder who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

4.3          Issuance of New Securities to Other Persons.  If not all of the Section 4 Holders elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing the Section 4 Holders who do so elect and shall offer such Section 4 Holders the right to acquire such unsubscribed shares.  Each such Section 4 Holder shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  If the Section 4 Holders fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the New Securities in respect of which the Section 4 Holder’s rights were not exercised, at a price and upon general terms and conditions not more favorable to the purchasers thereof than specified in the Company’s notice to the Section 4 Holders pursuant to Section 4.2 hereof.  If the Company has not sold such New Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Section 4 Holders in the manner provided above.

4.4          Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon an Initial Public Offering in which all of the Series Preferred converts to Common Stock.  The rights of first refusal established by this Section 4 may be amended, or any provision waived, with the written consent of the Company and the Section 4 Holders holding (i) at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Series B Preferred, Series C Preferred and Series D Preferred then held by all Series B Holders, Series C Holders and Series D Holders (including shares of Common Stock issuable or issued upon conversion of the Series B Preferred, the Series C Preferred and Series D Preferred) and (ii) sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Series E Preferred then held by all Series E Holders (including shares of Common Stock issuable or issued upon conversion of the Series E Preferred), or as permitted by Section 5.1 below.

4.5          Transfer of Rights of First Refusal.  The rights of first refusal of each Section 4 Holder under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of the rights pursuant to Section 3.28 above.  For purposes of this Section 4, “Section 4 Holders” includes any general partners, limited partners, members and affiliates of the Section 4 Holders.  Each Section 4 Holder shall be entitled to apportion the right of first refusal hereby granted it among itself and its general partners, limited partners, members and affiliates in such proportions as it deems appropriate.  Notwithstanding the foregoing, any other provision of this Agreement or any other provision of any other agreement among some or all of the parties hereto, 3i Technology Partners L.P., Mayflower L.P., 3i Pan European Technology 2004-06 L.P., 3i Global Technology 2004-06 L.P.  and any 3i Permitted Transferee may, from time to time, transfer all or any portion of the shares it owns to any 3i Permitted Transferee; provided, that in each such case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

4.6          Excluded Securities.  The defined term “New Securities” does not include shares of Common Stock issued or issuable:

(a)           upon conversion of shares of Series Preferred;

(b)           to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements (including, for example, restricted stock award agreements) on terms approved by the Board (upon the recommendation of the compensation committee of the Board) up to an aggregate amount of 39,201,900 shares of Common Stock (as adjusted for stock dividends, combinations, splits, recapitalizations and the like), including shares issued prior to the date of this Agreement;

(c)           pursuant to a Qualified IPO (as such term is defined in the Restated Certificate);

(d)           with the vote or written consent of holders of at least (i) a majority of the outstanding shares of Series B Preferred, (ii) sixty percent (60%) of the outstanding shares of Series C Preferred, (iii) sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series D Preferred and (iv) sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series E Preferred, each such series voting separately as a distinct class;

(e)           pursuant to the acquisition or licensing of technology by the Company or to a strategic partner of the Company in connection with a corporate partnering transaction, each of which is approved by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred (voting together as a single class and on an as-converted to Common Stock basis);

(f)            pursuant to an acquisition of an unaffiliated corporation by the Company by merger, purchase of all or substantially all of the assets or reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such corporation; or

(g)           to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions that are approved by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Series B Preferred, Series C Preferred, Series D

Preferred and Series E Preferred (voting together as a single class and on an as-converted to Common Stock basis).

ARTICLE 5

MISCELLANEOUS

5.1          Amendment and Waiver.

(a)           Except as otherwise expressly provided, the provisions of this Agreement may be amended, modified or waived only upon the written consent of (i) the Company, (ii) the holders of at least a majority of the Registrable Securities then outstanding, (iii) the holders of at least a majority of the then-outstanding shares of Series B Preferred (including shares of Common Stock issued upon conversion of the Series B Preferred), (iv) the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred (including shares of Common Stock issued upon conversion of the Series C Preferred), (v) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series D Preferred (including shares of Common Stock issued upon conversion of the Series D Preferred) and (vi) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series E Preferred (including shares of Common Stock issued upon conversion of the Series E Preferred); provided, however, that any amendment, modification or waiver of a provision explicitly providing Bain Capital, NEA, 3i or Meritech with a right or benefit shall also require the separate written consent of Bain Capital, NEA, 3i or Meritech, as may be applicable.

(b)           Any amendment or waiver effected in accordance with this Agreement shall be binding upon each Investor and Holder of Registrable Securities in accordance with the terms hereof.

5.2          Waiver of Preemptive Rights.  The Investors as holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Series B Preferred, Series C Preferred and Series D Preferred hereby fully waive on behalf of all Section 4 Holders their rights of first refusal, including all notice provisions thereof, under Article IV of this Agreement and Article IV of the Prior Agreement with respect to the issuance and sale of shares of Series E Preferred Stock of the Company (and the Common Stock issuable upon conversion thereof) at the first and any subsequent closing pursuant to the Purchase Agreement as in effect on the date hereof.

5.3          Governing Law.  This Agreement shall be governed in all respects by and construed under the internal laws of the State of Delaware as such laws are applied to agreements that are entered into by and among Delaware residents while located in Delaware and that are to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4          Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the City of Baltimore, in the State of Maryland (or in the event of exclusive federal jurisdiction, the courts of the District of Maryland).

5.5          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.6          Equitable Remedies.  The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached.  It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

5.7          Arbitration.  Regarding any dispute arising hereunder, the parties hereto shall first attempt in good faith to resolve such dispute among the applicable parties.  If such attempt fails, then any dispute between or among the parties to this Agreement relating to or in respect of this Agreement, its negotiation, execution performance, subject matter, or any course of conduct or dealing or actions under or in respect of this Agreement, shall be submitted to, and resolved exclusively pursuant to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) or the Judicial Arbitration and Mediation Services, Inc. (“JAMS”).  Such arbitration shall take place in Baltimore, Maryland, with one mutually acceptable arbitrator presiding at such arbitration proceeding, and shall be subject to the substantive law of the State of Delaware.  If after sixty (60) days the parties cannot agree on an acceptable arbitrator, then the Chairman or other authorized AAA or JAMS representative shall appoint an arbitrator.  Decisions pursuant to such arbitration shall be final, conclusive and binding on the parties.  Upon the conclusion of arbitration, the parties may apply to any state court of the State of Delaware, the United States District Courts in the State of Delaware, any state court of the State of Maryland or the United States District Courts in the District of Maryland to enforce the decision pursuant to such arbitration.  ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT, IF ANY, TO A JURY TRIAL IN RESPECT OF SUCH DISPUTE.

5.8          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time.

5.9          Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties hereto, whether written or oral, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein and therein.  Any previous agreements among the parties relative to the specific subject matter hereof, including but not limited to the Prior Agreement, are terminated and superseded by this Agreement.

5.10        Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.11        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

5.12        Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise:

(a)           if to Bain Capital, at Bain Capital’s address or facsimile number set forth on the Schedule of Investors attached hereto as Exhibit A or as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)           if to NEA, at NEA’s address or facsimile number set forth on the Schedule of Investors attached hereto as Exhibit A or as shown in the Company’s records, as may be updated in accordance with the provisions hereof, and addressed to the attention of Louis Citron, Esq., with a copy to Trevor J.  Chaplick, Esq., Wilson Sonsini Goodrich & Rosati, P.C., Two Fountain Square, 11921 Freedom Drive, Reston, Virginia 20190;

(c)           if to any other Holder, at such address or facsimile number as shown in the Company’s records, or, until any such Holder so furnishes an address or facsimile number to the Company, then to and at the address of the last Holder of the Registrable Securities in question for which the Company has contact information in its records; or

(d)           if to the Company, one copy should be sent to its address or facsimile number set forth on the signature pages hereof and addressed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy to Robinson Markel, Esq., Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York 10022.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given:  (a) upon delivery, if personally delivered; (b) three (3) business days after pre-paid deposit for next business day delivery with a commercial courier service (e.g., DHL or FedEx); (c) five (5) business days after deposit, postage pre-paid, with first class airmail (which airmail must be certified or registered); or (d) upon confirmation of facsimile transfer when sent by facsimile.

5.13        Attorneys’ Fees.  In the event that any arbitration, suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

5.14        Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.15        Limitation on Subsequent Rights.  After the date of this Agreement, for so long as the outstanding shares of Series B Preferred (including the Common Stock issued or issuable upon conversion of the Series B Preferred), outstanding shares of Series C Preferred (including the Common Stock issued or issuable upon conversion of the Series C Preferred), outstanding shares of Series D Preferred (including the Common Stock issued or issuable upon conversion of the Series D Preferred) or outstanding shares of Series E Preferred (including the Common Stock issued or issuable upon conversion of the Series E Preferred) represent at least 1% of the outstanding voting power of the capital stock of the Company (calculated on an as-converted to Common Stock basis), the Company shall not (a) without the prior written consent of (x) the holders of at least a majority of the Registrable Securities then outstanding, (y) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Series B Preferred, Series C Preferred and Series D Preferred then outstanding (voting together as a single class and including shares of Common Stock issuable or issued upon conversion of the Series B Preferred, the Series C Preferred and the Series D Preferred), and (z) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Series E Preferred then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder Rights of First Refusal, information rights, registration rights or any other rights contained in this Agreement on a parity with or senior to those granted to the Holders hereunder or (b) without the prior written consent of (x) the holders of at least a majority of the Registrable Securities then outstanding, (y) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Series B Preferred, Series C Preferred and Series D Preferred then outstanding (voting together as a single class and including shares of Common Stock issuable or issued upon conversion of the Series B Preferred, the Series C Preferred and the Series D Preferred) and (z) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Series E Preferred then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 2.3, Section 2.4 or Section 2.5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) to make a demand registration.

5.16        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series E Preferred pursuant to the Purchase Agreement, any purchaser of such shares of Series E Preferred may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.17        Non-Business Days.  Notwithstanding anything to the contrary contained herein, in the event that any calendar day referred to in this Agreement falls on a Saturday, a Sunday or a U.S. holiday (each a “Non-Business Day”), then any transaction or notice that must be effected or delivered on such a Non-Business Day will instead be required to be effected or delivered on the next day that is not a Non-Business Day.

5.18        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.19        Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.20        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement as of the date set forth in the first paragraph hereof.

“COMPANY”

VONAGE HOLDINGS CORP.

/s/ Jeffrey Citron
Jeffrey Citron
Chief Executive Officer

Address:	2147 Route 27
Edison, NJ 08817

“INVESTORS”

BAIN CAPITAL VENTURE FUND 2005, L.P.

By:	Bain Capital Venture Partners 2005, L.P.,
its General Partner
By:	Bain Capital Venture Investors, LLC,
its General Partner

By:	/s/ Michael A. Krupka
Name: Michael A. Krupka
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES, L.P.
By:	Sankaty Credit Opportunities Investors, LLC,
its general partner
By:	Sankaty Credit Member, LLC,
the managing member of the general partner

By:	/s/ Jonathan S. Lavine
Name: Jonathan S. Lavine
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES II, L.P.
By:	Sankaty Credit Opportunities Investors II, LLC,
its general partner
By:	Sankaty Credit Member, LLC,
the managing member of the general partner

By:	/s/ Jonathan S. Lavine
Name: Jonathan S. Lavine
Title: Managing Director

PROSPECT HARBOR CREDIT PARTNERS, L.P.
By:	Prospect Harbor Investors, LLC,
its general partner
By:	Sankaty Credit Member, LLC,
the managing member of the general partner

By:	/s/ Jonathan S. Lavine
Name: Jonathan S. Lavine
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.
By:	Brookside Capital Investors, L.P.,
its general partner
By:	Brookside Capital Management, LLC,
its general partner

By:	/s/ Domenic J. Ferrante
Name: Domenic J. Ferrante
Title: Managing Director

BCIP ASSOCIATES III, LLC
By:	BCIP Associates III,
its sole member and manager

BCIP ASSOCIATES III-B, LLC
By:	BCIP Associates III-B,
its sole member and manager

By:	Bain Capital Investors, LLC
their Managing Partner

By:	/s/ Michael A. Krupka
Name: Michael A. Krupka
Title: Authorized Person

RGIP, LLC

By:	/s/ R. Bradford Malt
Name: R. Bradford Malt
Title: Managing Member

NEW ENTERPRISE ASSOCIATES 11, L.P.

By:	NEA Partners 11, L.P., its General Partner
By:	NEA 11 GP, LLC, its General Partner

By:	/s/ Eugene A. Trainor, III
Name: Eugene A. Trainor, III
Title: Manager

NEW ENTERPRISE ASSOCIATES 10, L.P.

By:	NEA Partners 10, L.P., its General Partner

By:	/s/ Eugene A. Trainor, III
Name: Eugene A. Trainor, III
Title: General Partner

NEA VENTURES 2003, L.P.

By:	/s/ Pamela J. Clark
Pamela J. Clark, Vice President

Ryan D. Drant

Charles M. Linehan

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By:	/s/
Name:
Title:

3I TECHNOLOGY PARTNERS L.P.

By:	3i Technology Associates LLC, its general partner
By:	3i Technology Corporation, its manager

By:	/s/ J. Sanford Miller
Name: J. Sanford Miller
Title: Managing Director

MAYFLOWER L.P.

Signed on behalf of Mayflower L.P.
acting by its manager, 3i Investments plc, by

/s/
Authorized Signatory

3i PAN EUROPEAN TECHNOLOGY
2004-06 L.P.

Signed on behalf of 3i Pan European Technology 2004-06 L.P.
acting by its manager, 3i Investments plc, by

/s/
Authorized Signatory

3i GLOBAL TECHNOLOGY 2004-06 L.P.

Signed on behalf of 3i Global Technology 2004-06
L.P.
acting by its manager, 3i Investments plc, by

/s/
Authorized Signatory

MERITECH CAPITAL PARTNERS II L.P.

By:	Meritech Capital Associates II L.L.C
its General Partner
By:	Meritech Management Associates II L.L.C.
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

MERITECH CAPITAL AFFILIATES II L.P.

By:	Meritech Capital Associates II L.L.C.
its General Partner
By:	Meritech Management Associates II L.L.C.
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

MCP ENTREPRENEUR PARTNERS II L.P.

By:	Meritech Capital Associates II L.L.C.
its General Partner
By:	Meritech Management Associates II L.L.C
a managing member

By:	/s/ Paul S. Madera
Paul S. Madera, a managing member

INSTITUTIONAL VENTURE PARTNERS X, L.P.
By:	Institutional Venture Management X, LLC
Its:	General Partner

By:	/s/ D.P.
Managing Director

INSTITUTIONAL VENTURE PARTNERS X
GMBH & CO. BETEILIGUNGS KG

By:	Institutional Venture Management X, LLC
Its:	Managing Limited Partner

By:	/s/ D.P.
Managing Director

INSTITUTIONAL VENTURE PARTNERS XI, L.P.

By:	Institutional Venture Management XI, LLC
Its:	General Partner

By:	/s/ D.P.
Managing Director

INSTITUTIONAL VENTURE PARTNERS XI GMBH & CO. BETEILIGUNGS KG

By:	Institutional Venture Management XI, LLC
Its:	Managing Limited Partner

By:	/s/ D.P.
Managing Director

/s/ Jeffrey Citron
Jeffrey Citron

/s/ Daniel J. Bemis
Daniel J. Bemis

Rene Benedetto

/s/ John M. Breech
John M. Breech

/s/ Marc Byron
Marc Byron

/s/ Cynthia Capone
Cynthia Capone

Todd P. Corbett

/s/ Edward J. Couri
Edward J. Couri

/s/ Morton David
Morton David

Michael DeBiase

Liberato DeCicco

Sekar Desamangalam

Bruce Eatroff

/s/ I. Steven Edelson
I. Steven Edelson

/s/ Thomas R. Elkins
Thomas R. Elkins

/s/ Grenn S. Eisen
Grenn S. Eisen

/s/ David J. Fiszor
David J. Fiszor

Peter C. Gerhard

/s/ Phil Giordano
Phil Giordano

/s/ John Glade
John Glade

/s/ John J. Gorman
John J. Gorman

Kenneth Hanau

/s/ Afzal Martin Hakimdin
Afzal Martin Hakimdin

Louis B. Holder

Mark Holodnak

Peter A. Hurwitz

/s/
JMM PHLP Ltd.

J2 Partners, L.P.

/s/ Dennis H. and Daryl B. Kraus
Dennis H. and Daryl B. Kraus

Lake Travis Ventures, LLC
By:	/s/ Christopher Yeoman
Christopher Yeoman

/s/ Jonathan Lamensdorf
Jonathan Lamensdorf

Ken Laputka

/s/ Louis Mamakos
Louis Mamakos

/s/ Robinson Markel
Robinson Markel

/s/ Stephen P. McDermott
Stephen P. McDermott

/s/ Bruce Nakfoor
Bruce Nakfoor

/s/ Emily A. Nakfoor
Emily A. Nakfoor

/s/ Karen Nakfoor
Karen Nakfoor

Trust f/b/o Grey Emil Nakfoor

/s/ Katie Nehra
Katie Nehra

/s/ Lauren Nehra
Lauren Nehra

Robert B. Nolan, Jr.

/s/ Ben D. Orlanski
Ben D. Orlanski

/s/ Joseph Parent
Joseph Parent

Nicholas Picciolo

Michael Porta

/s/ Michael Poster
Michael Poster

Ronald A. Purpora

/s/ Jay Rappaport
Jay Rappaport

John Rego

/s/ Douglas Rhoten
Douglas Rhoten

/s/ Kerry Ritz
Kerry Ritz

Brooke Schulz

Mona Shah

/s/ Jeffrey Stambovsky
Jeffrey Stambovsky

Joshua C. Tanzer

Michael Tribolet

Steven Van Saders

/s/ Joann M. Vought
Joann M. Vought

/s/ Thomas J. Vought
Thomas J. Vought

/s/ Joshua S. Wanderer
Joshua S. Wanderer

/s/ Craig Wert, Jr.
Craig Wert, Jr.

Neil Wrightington

/s/ David S. Wu
David S. Wu

Philip Giordano

Christopher Murray